ARTICLES OF AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION OF FEDNAT HOLDING COMPANY (Document No. S36299) Pursuant to the provisions of Section 607.1006, Florida Statutes, FEDNAT HOLDING COMPANY, a Florida corporation (the “Company”), adopts the following Articles of Amendment to its Second Restated Articles of Incorporation: FIRST: The first paragraph of Article III of the Company’s Second Restated Articles of Incorporation is hereby amended to read in its entirety as follows: “ARTICLE III - CAPITAL STOCK The aggregate number of shares of all classes of capital stock that the Company shall have the authority to issue is 51,000,000, consisting of (i) 50,000,000 shares of common stock, par value $.01 per share (the “Common Stock”); and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).” SECOND: Except as hereby expressly amended, the Second Restated Articles of Incorporation of the Company shall remain the same. THIRD: The foregoing amendment was approved by the shareholders of the Company on May 27, 2021. The number of votes cast for the amendment was sufficient for approval. There were no voting groups entitled to vote separately on the amendment. IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed by a duly authorized officer of the Company on August 3, 2021. By: /s/ Michael H. Braun Name: Michael H. Braun Title: Chief Executive Officer and President

SECOND RESTATED ARTICLES OF INCORPORATION OF FEDNAT HOLDING COMPANY a Florida corporation (Document No. S36299) Pursuant to the provisions of Section 607.1007, Florida Statutes, FEDNAT HOLDING COMPANY, a Florida corporation (the “Company”), adopts the following Second Restated Articles of Incorporation: ARTICLE I - NAME The name of the Company is FEDNAT HOLDING COMPANY. ARTICLE II - MAILING ADDRESS The current mailing address of the principal place of business of the Company is 14050 N.W. 14th Street, Suite 180, Sunrise, Florida 33323. ARTICLE III - CAPITAL STOCK The aggregate number of shares of all classes of capital stock which the Company shall have the authority to issue is 26,000,000, consisting of (i) 25,000,000 shares of common stock, par value $.01 per share (the “Common Stock”); and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). A. Provisions Relating to the Common Stock. 1. Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as herein provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock with each share of Common Stock entitled to one vote. 2. Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Company, whether or not shares of such class or series are already outstanding) or otherwise. 3. Liquidating Distributions. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Company, if any, shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and rests to the exclusion of the holders of Preferred Stock.

2   B. Provisions Relating to Preferred Stock 1. General. The Preferred Stock may be issued from time to time, in one or more classes or series, the shares of each class or series to have such designations powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed. 2. Preferences. Subject to the rights of the holders of the Company's Common Stock, authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance conversion and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following: (a) whether or not the class or series is to have voting rights, special or conditional, full or limited, or is to be without voting rights; (b) the number of shares to constitute the class or series and the designations thereof; (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series; (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption; (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof; (f) the dividend rate, whether dividends are payable in cash, stock or other property of the Company, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable, on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate; (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

3   (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Company and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock. ARTICLE IV - REGISTERED AGENT The street address of the Company's registered office is 14050 N.W. 14th Street, Suite 180, Sunrise, Florida 33323. The name of the Company's registered agent at that address is Michael H. Braun. ARTICLE V - BOARD OF DIRECTORS A. Number of Directors. The number of directors constituting the Company's Board of Directors shall not be less than three nor more than 15, and the exact number of Directors shall be fixed from time to time in the manner provided in the Company's Bylaws. B. Term of Office. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. The term of the Class I directors initially shall expire at the next ensuing annual meeting of shareholders; the term of Class II directors initially shall expire at the annual meeting of shareholders held one year thereafter; and the term of Class III directors initially shall expire at the annual meeting of shareholders held one year thereafter. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified or until his or her earlier resignation, death, incapacity or removal from office. At each annual meeting of shareholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing annual meeting of shareholders after their election, and until their respective successors are elected and qualified or until their earlier resignation, death, incapacity or removal from office.

4   C. Vacancies. A director may resign at any time by giving written notice to the Company, the Board of Directors or the Chairman of the Board of Directors. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors due to death, resignation, retirement, disqualification, removal and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors. D. Removal. A director may be removed from office prior to the expiration of his or her term: (i) only for cause; and (ii) only upon the affirmative vote of at least two-thirds of outstanding shares of capital stock of the Company entitled to vote for the election of directors. E. Amendments. Notwithstanding anything contained in these Articles of Incorporation to the contrary, this Article V shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote for the election of directors. ARTICLE VI - LIMITATION ON DIRECTOR LIABILITY A director shall not be personally liable to the Company or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Company or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0831 of the Florida Business Company Act (the “FBCA”), or (iv) for any transaction from which such director derives an improper personal benefit. This Article VI shall be read to authorize the limitation of liability to the fullest extent permitted under Florida law. If the FBCA is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended. No repeal or modification of this Article VI shall adversely affect any right of or protection afforded to a director of the Company existing immediately prior to such repeal or modification. ARTICLE VII - SPECIAL MEETINGS OF SHAREHOLDERS Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of shareholders of the Company may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Company's Chief Executive Officer or (iii) holders of record who hold, in the aggregate, a net long position (as defined in the Bylaws of the Company) in shares representing at least twenty-five percent (25%) of the outstanding shares of the Company (the “Requisite Percentage”) at the time the special meeting is called and who continue to hold such Requisite Percentage through the date of such special meeting of the shareholders of the Company, subject to and in compliance with the

5   procedures and other requirements as provided in the Bylaws of the Company. Notwithstanding anything contained in these Second Restated Articles of Incorporation to the contrary, this Article VII shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. ARTICLE VIII - NO SHAREHOLDER ACTION WITHOUT A MEETING Any action required or permitted to be taken by the shareholders of the Company shall be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Notwithstanding anything contained in these Second Restated Articles of Incorporation to the contrary, this Article VIII shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. ARTICLE IX - INDEMNIFICATION The Company shall indemnify and advance expenses to, and may purchase and maintain insurance on behalf of its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Company's Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable. ARTICLE X - BYLAWS The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or any part hereof. Certain provisions of the Bylaws, as stated therein, may not be altered, amended or repealed except by the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Except for such provisions requiring a majority vote to alter, amend or repeal, the Bylaws may be altered, amended or repealed, and new bylaws may be adopted, by the shareholders upon the affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. Notwithstanding anything contained in these Second Restated Articles of Incorporation to the contrary, this Article X shall not be altered, amended or repealed except by an affirmative vote of at least a majority of the outstanding shares of capital stock of the Company entitled to vote at a shareholders' meeting duly called for such purpose. ARTICLE XI - AMENDMENT Except as provided herein, these Second Restated Articles of Incorporation may be altered, amended or repealed by the shareholders of the Company in accordance with Florida law.

6   IN WITNESS WHEREOF, the undersigned, for the purpose of restating the Company’s Articles of Incorporation pursuant to laws of the State of Florida, has executed these Second Restated Articles of Incorporation as of November 7, 2018. FEDNAT HOLDING COMPANY, a Florida corporation By: /s/ Michael H. Braun Michael H. Braun, Chief Executive Officer

7   FEDNAT HOLDING COMPANY Officer's Certificate I, Michael H. Braun, the duly appointed, qualified and acting Chief Executive Officer of FEDNAT HOLDING COMPANY, a Florida corporation (the “Company”), do hereby certify that the attached Second Restated Articles of Incorporation of the Company do not contain an amendment requiring shareholder approval and were adopted by the Board of Directors of the Company on October 22, 2018. IN WITNESS WHEREOF, I have executed this Certificate as of November 7, 2018. /s/ Michael H. Braun Michael H. Braun, Chief Executive Officer ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT I hereby accept the appointment as registered agent contained in the foregoing Second Restated Articles of Incorporation of FedNat Holding Company and state that I am familiar with and accept the obligations of Section 607.0505 of the Florida Business Corporation Act. /s/ Michael H. Braun Michael H. Braun